Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
OF
UNITED RETAIL GROUP, INC.
PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 25, 2007
BY
BOULEVARD MERGER SUB, INC.
a wholly owned subsidiary
OF
REDCATS USA, INC.
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, AT THE END OF TUESDAY, OCTOBER 23, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By Facsimile Transmission
By Mail:	(for eligible institutions only):	By Hand or Overnight Courier:
Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place 8th Flr New York, NY 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department Facsimile: (212) 616-7610 Confirm by Phone: (212) 509-4000 ext. 536	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place 8th Flr New York, NY 10004

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION”
UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE
GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX
IN THE LETTER OF TRANSMITTAL.
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Boulevard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Redcats USA, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 25, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of United Retail Group, Inc., a Delaware corporation, together with the associated rights to purchase Series A Junior Participating Preferred Stock of URGI, issued pursuant to the Rights Agreement, dated as of September 14, 1999, as amended, by and between the URGI and Continental Stock Transfer & Trust Company, as rights agent, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer

(Area Code) Telephone No.
Account Number

X	Dated: , 2007

X	Dated: , 2007
Signature(s) of Record Holder(s):

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and collectively “Eligible Institutions”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name(s) of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2007

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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